Exhibit 99.6

FORM OF BENEFICIAL OWNER ELECTION FORM

CORNING NATURAL GAS HOLDING CORPORATION

The undersigned acknowledge(s) receipt of your letter, sent in your capacity as record holder or nominee, and the enclosed materials referred to therein relating to the rights offering (“Rights Offering”) by Corning Natural Gas Holding Corporation (the “Company”) of subscription rights to purchase either (for each subscription right): (i) one-eighth share of the Company’s 6% Series A Cumulative Preferred Stock, par value $0.01 per share, for $25.00 per share (“Series A Cumulative Stock”), or (ii) one-sixth share of the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share, for $20.75 per share (“Series B Convertible Stock”).

With respect to any instructions to exercise (or not to exercise) subscription rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by 5:00 p.m., New York City time, on June 14, 2016, four business days prior to the scheduled expiration date of the Rights Offering (which may be extended by the board of directors of the Company).

This will instruct you whether to exercise subscription rights to purchase units distributed with respect to the shares of common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

Box 1.    ☐    Please DO NOT EXERCISE MY SUBSCRIPTION RIGHTS.

Box 2.    ☐    Please EXERCISE SUBSCRIPTION RIGHTS for shares of Series A Cumulative Stock and/or Series B Convertible Stock as set forth below:

The number of subscription rights for which the undersigned gives instructions for exercise under the basic subscription privilege should not exceed the number of subscription rights that the undersigned is entitled to exercise. Any amount of shares may be subscribed for under the over-subscription privilege. No fractional shares will be issued in the Rights Offering. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole shares, with the total subscription payment being adjusted accordingly.

Basic Subscription Privilege				$	=	$ ___________
Series A Cumulative Preferred Stock:	(no. of subscription rights)	x 1/8 = __________________________ (no. of new shares)	x $25.00 = (per share)
Series B Convertible Preferred Stock:	(no. of subscription rights)	x 1/6 = __________________________(no. of new shares)	x $20.75 = (per share)
Over-Subscription Privilege
Series A Cumulative Preferred Stock:	(no. of subscription rights)	x 1/8 = _____________________________(no. of new shares)	x $25.00 = (per share)
Series B Convertible Preferred Stock:	(no. of subscription rights)	x 1/6 = ____________________________(no. of new shares)	x $20.75 = (per share)

Total Payment Required:						$ ____________

Box 3.    ☐    Payment in the following amount is enclosed $            .

Box 4.    ☐    Please deduct payment from the following account maintained by you as follows:

    Type of Account:

    Account No.:

    Amount to be deducted: $

Signature:

Name:

Title:

Date:                                                  , 2016